BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

160103

Filed in the Office of	Business Number E0094552016-9
Barbara K. Cegavske	Filing Number 20160092387-48
Secretary of State State Of Nevada	Filed On 02/29/2016
	Number of Pages 2

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	X Rail Enterprises Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent Name ☐ Noncommercial Registered Agent (name and address below) **OR** ☒ Office or Position with Entity (name and address below) Joseph A. Cosio-Barron Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 9480 South Eastern Ave. Suite 205 (Street Address) — Las Vegas (City) — Nevada 89123 (Zip Code) Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 5,02,011,000 — Par value per share: $ .00001 — Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Michael Barron (Name) 9480 South Eastern Ave. Suite 205 (Street Address) — Las Vegas (City) — NV (State) — 89123 (Zip Code) 2) Wayne Bailey (Name) 9480 South Eastern Ave. Suite 205 (Street Address) — Las Vegas (City) — NV (State) — 89123 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* — **6. Benefit Corporation:** (see instructions) ☐ Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Wayne Bailey (Name) — X [signature] (Incorporator Signature) 9480 South Eastern Ave. Suite 205 (Address) — Las Vegas (City) — NV (State) — 89123 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — 02/25/2016 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

180304

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of X Rail Enterprises Inc

Name of Represented Business Entity

I, Joseph A. Cosio-Barron am a:

Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) commercial registered agent listed with the Nevada Secretary of State,

b) noncommercial registered agent with the following address for service of process.

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

c) ☒ represented entity accepting own service of process at the following address:

President

Title of Office or Position of Person in Represented Entity

9480 South Eastern Suite #205	Las Vegas	Nevada	89123
Street Address	City		Zip Code
		Nevada	
Mailing Address (if different from street address)	City		Zip Code

and hereby state that on 02/25/2016 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]

Authorized Signature of R.A. or On Behalf of R.A. Company Date 2/25/16

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer

02/25/2016

Date